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                                                                     Exhibit 3.2


                                                  Adopted as of __________, 1999



                                     BYLAWS
                                       OF
                          CHARTER COMMUNICATIONS, INC.



                                   ARTICLE I.
                                    OFFICES

         SECTION 1.1 Delaware Office. The office of Charter Communications, Inc. (the "Corporation") within the State of Delaware shall be in the City of Dover, County of Kent.

         SECTION 1.2 Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 2.2 Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall, if required by law, be held at such place, on such date, and at such time as the Board shall each year fix.

         SECTION 2.3 Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer or by the Board pursuant to a resolution approved by a majority of the then authorized number of directors. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

         SECTION 2.4 Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting and shall be given not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage


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prepaid, directed to each stockholder at such stockholder's address as it appears on the stock records of the Corporation. Notice of an adjourned meeting need not be given if the date, time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days, or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

         SECTION 2.5 Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

         SECTION 2.6 Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, only business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat. A meeting of stockholders at which a quorum is present may be adjourned from time to time as permitted by law.

         SECTION 2.7 Notice of Stockholder Business and Director Nomination.

                     (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice and delivery procedures set forth in this Section 2.7.

                         (2) For nominations or other business to be properly
brought before an Annual Meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.7, (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (B) any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action, (C) if the stockholder, or beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause III of this paragraph (a)(2) of Section 2.7, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to the holders of at least the percentage of the Corporation's voting shares required under applicable law to carry such proposal, or, in the case of a nomination or nominations,


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have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and (D) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the forty fifth (45th) day nor earlier than the close of business on the seventieth (70th)day prior to the first anniversary (the "Mailing Anniversary") of the date on which the Corporation first mailed proxy materials for the preceding year's Annual Meeting (provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (I) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (II) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (III) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any,
(ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and
(iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee (an affirmative statement of such intent, a "Solicitation Notice"). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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                       (3) Notwithstanding anything in the second sentence of
paragraph (a)(2) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an Annual Meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least fifty-five (55) days prior to the Mailing Anniversary, a stockholder's notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice and delivery procedures set forth in this Section 2.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period ( or extend any time period) for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at an Annual Meeting or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(III)(iv) of this
Section 2.7) and (B) if any proposed nomination or business was


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not made or proposed in compliance with this Section 2.7, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

                       (2) For purposes of this Section 2.7, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                       (3) Notwithstanding the foregoing provisions of this
Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation.")

         SECTION 2.8 Proxies and Voting. At each meeting of stockholders, all matters (except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present, provided, however, that directors shall be elected by a plurality of the votes cast. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         SECTION 2.9 Inspectors. In advance of any meeting of stockholders, the Board may, and shall if required by law, appoint an inspector or inspectors. If, for any election of directors or the voting upon any other matter, any inspector appointed by the Board shall be unwilling or unable to serve, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No


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director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

         SECTION 2.10 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any Annual Meeting or special meeting of stockholders of the Corporation, or any action which may be taken at any Annual Meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner prescribed in the first paragraph of this Section, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.


                                  ARTICLE III.
                                   DIRECTORS

         SECTION 3.1 Powers. The business of the Corporation shall be managed by or under the direction of the Board. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         SECTION 3.2 Number; Terms and Vacancies. The number of directors which shall constitute the whole Board shall be fixed at three (3) persons, until changed from time to time by resolution of the Board or by the stockholders. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

         SECTION 3.3 Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

         SECTION 3.4 Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Regular meetings of the Board shall be held not less frequently than quarterly.

         SECTION 3.5 Special Meetings. Special meetings of the Board may be called by a majority of the directors then in office (rounded up to the nearest whole number) or by the


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Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix.

         SECTION 3.6 Notice of Meetings. Notice of each special meeting of the Board stating the time, place and purposes thereof, shall be (i) mailed to each director not less than five (5) days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (ii) shall be sent to him by facsimile or other means of electronic transmission, or shall be given personally or by telephone, on not less than twenty four (24) hours notice.

         SECTION 3.7 Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

         SECTION 3.8 Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.9 Removal of Directors. Directors may be removed as provided by law and in the Corporation's Certificate of Incorporation.

         SECTION 3.10 Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                  ARTICLE IV.
                             COMMITTEES OF THE BOARD

         SECTION 4.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided herein or in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Director in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Certificate of Incorporation or Delaware law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaws of the Corporation.

         SECTION 4.2 Audit Committee. Subject to Section 4.1, the Board may designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall: (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting, and fix the time and place of its meetings, unless the Board shall otherwise provide.

         SECTION 4.3 Compensation Committee. Subject to Section 4.1, the Board may designate members of the Board to constitute a Compensation Committee which shall consist of such number of directors as the Board may determine. The Compensation Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide.

         SECTION 4.4 Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all the members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all


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persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

         SECTION 4.5 Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at an time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.


                                   ARTICLE V.
                                    OFFICERS

         SECTION 5.1 Number, Titles and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. The Chairman of the Board, Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. The Corporation shall have such other officers as may from time to time be appointed by the Board or the Chief Executive Officer. Each officer shall hold office until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

         SECTION 5.2 Chairman of the Board. The Chairman of the Board shall have general and active responsibility for the management of the business of the Corporation and shall be responsible for implementing all orders and resolutions of the Board. The Chairman of the Board shall be elected from among the directors, and the Chairman of the Board, or at the election of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and directors. The Chief Executive Officer shall report to the Chairman of the Board.

         SECTION 5.3 Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, and shall report to the Chairman of the Board. Subject to the provisions of these Bylaws and to the direction of the Chairman of the Board or the Board, he or she shall perform all duties which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Chairman of the Board or the Board. To the fullest extent permitted by law, he or she shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer shall perform the duties and exercise the


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powers of the Chairman of the Board in the event of the Chairman of the Board's absence or disability.

         SECTION 5.4 President. The President shall have such powers and duties as may be delegated to him or her by the Chairman of the Board, the Board, or the Chief Executive Officer. The President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

         SECTION 5.5 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board or the Chief Executive Officer.

         SECTION 5.6 Chief Financial Officer. The Chief Financial Officer shall have responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

         SECTION 5.7 Treasurer. The Treasurer shall have the responsibility for investments and disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

         SECTION 5.8 Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

         SECTION 5.9 Delegation of Authority. The Chairman of the Board, the Board, or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         SECTION 5.10 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Chairman of the Board, by the Board, or, except as to the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer, by the Chief Executive Officer.

         SECTION 5.11 Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.12 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

         SECTION 5.13 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Chairman of the Board or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         SECTION 5.14 Bonds of Officers. If required by the Chairman of the Board, the Board, or the Chief Executive Officer, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Chairman of the Board, the Board or the Chief Executive Officer may require.

         SECTION 5.15 Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

         SECTION 5.16 Officers of Operating Companies, Regions or Divisions. The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities and duties of the officers of the operating companies, regions or divisions, other than those who are officers of the Corporation appointed by the Board.


                                  ARTICLE VI.
                    CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

         SECTION 6.1 Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         SECTION 6.2 Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board or the Chief Executive Officer, which authorization may be general or confined to specific instances.

         SECTION 6.3 Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

         SECTION 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board, the Chief Executive Officer or the Chief Financial Officer. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.


                                  ARTICLE VII.
                                 CAPITAL STOCK

         SECTION 7.1 Certificates of Stock. The shares of the capital stock of the Corporation shall be represented by certificates, provided that the Board by resolution or resolutions may provide that some or all of any or all classes or series of capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         SECTION 7.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.4 of these Bylaws, an outstanding certificate for the number of shares involved, if certificated, shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 7.3 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.10 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         SECTION 7.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

         SECTION 7.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.


                                 ARTICLE VIII.
                                    NOTICES

         SECTION 8.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage-paid, or with a recognized overnight-delivery service or by sending such notice by facsimile or other means of electronic transmission, or such other means as is provided by law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person's last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

         SECTION 8.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee, agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         SECTION 9.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

         SECTION 9.2 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation's Treasurer or by an Assistant Secretary or Assistant Treasurer.

         SECTION 9.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care or on behalf of the Corporation.

         SECTION 9.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

         SECTION 9.5 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                                   ARTICLE X.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, a "Covered Person"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss

(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that, except as provided in
Section 10.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

         SECTION 10.2 Right to Advancement of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"), provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by a Covered Person in his or her capacity as such shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such Covered Person is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 hereof shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be such and shall inure to the benefit of the Covered Person's heirs, executors and administrators.

         SECTION 10.3 Right of Covered Person to Bring Suit. If a claim under
Section 10.1 or 10.2 hereof is not paid in full by the Corporation within sixty
(60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met the applicable standard for indemnification set forth in the Delaware General Corporation Law. To the fullest extent permitted by law, neither the failure of the Corporation (including its disinterested directors, committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its disinterested directors, committee thereof, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall, to the extent permitted by law, be on the Corporation.

         SECTION 10.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                   ARTICLE XI.
                                   AMENDMENTS

         The Board may from time to time adopt, make, amend, supplement or repeal these Bylaws by vote of a majority of the Board.



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